UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010

PERF-GO GREEN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141054	20-3079717
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 E. 52nd Street,
4th Floor
New York, NY 10022
 (Address of principal executive offices)

(212) 935-3550
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Senior Vice President of Governmental Affairs

Effective February 24, 2010, Mr. Charles Gargano resigned from his positions as a Director and as Senior Vice President of Governmental Affairs of Perf-Go Green Holdings, Inc. (the “Company”).   Mr. Gargano’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Resignation of Directors

Effective February 24, 2010, Gov. George E. Pataki resigned from his position as a Director of the Company.  Gov. Pataki’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Effective February 24, 2010, Mr. Robert Dubner resigned from his position as a Director of the Company.  Mr. Dubner’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Effective February 24, 2010, Mr. David Bach resigned from his position as a Director of the Company.  Mr. Bach’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number     Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 1, 2010		PERF-GO GREEN HOLDINGS, INC.

	By:	/s/ Michael Caridi
Michael Caridi Director & Chief Operating Officer